UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 14, 2009
TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30539 (Commission File Number)	94-3175152 (I.R.S. Employer Identification No.)
4800 Great America Parkway, Ste. 405
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 327-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.
     As previously reported, on October 15, 2008, Tvia, Inc. filed a voluntary petition for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, San Jose Division (the “Court”).
     On December 14, 2009, the Court entered an order confirming the second amended chapter 11 plan of reorganization (the “Plan”) proposed by the official committee of equity security holders of Tvia, Inc. (the “Committee”). The Plan, which is binding on all stockholders and creditors of the company, is presently anticipated to be effective as of December 28, 2009 (the “Effective Date”).
     The Plan generally provides for the payment of all allowed claims of the company’s creditors in full with interest, and the establishment of a reserve account to provide for claims that are disputed but may ultimately be allowed. The Plan, as approved by the stockholders of the company, provides for the reorganization of the company. Each stockholder of record as of the record date, October 28, 2009, other than those that own less than 15,000 shares of common stock of the company as of the record date, will receive, in accordance with the vote of such stockholder as indicated on its ballot and in accordance with the Plan, either (i) a proportionate beneficial interest in the reorganized company or (ii) cash to be distributed through a proportionate beneficial interest in a disbursement escrow. Stockholders that own less than 15,000 shares of common stock of the company as of the record date will only be entitled to receive cash to be distributed through a proportionate beneficial interest in a disbursement escrow, and will not be eligible to receive a proportionate beneficial interest in the reorganized company.
     On the Effective Date, the company will close its stock transfer books. After that time, the company will not recognize any further transfer of shares of its outstanding common stock.
     The foregoing summary of certain terms of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached an exhibit to this report and incorporated herein by reference.
     Information as to the assets and liabilities of the company as of the date that the order confirming the Plan was entered, or a date as close thereto as practicable, is contained in exhibit 99.1 to this report and incorporated herein by reference.
     The company intends to file a Form 15 with the Securities and Exchange Commission as appropriate after the Effective Date to provide notice of the suspension of its reporting obligation under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon filing a Form 15, the company will immediately cease filing any further periodic or current reports under the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
2.1	Second Amended Chapter 11 Plan of Reorganization, as confirmed

2.2	Order Confirming Second Amended Chapter 11 Plan of Reorganization entered December 14, 2009

99.1	Monthly Operating Report for the period ending October 31, 2009, dated November 20, 2009*

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc.
Date: December 18, 2009	/s/ YC (Yuchen) Zhu
By: YC (Yuchen) Zhu, Chapter 11 Trustee

Exhibit Index

Exhibit
No.	Description
2.1	Second Amended Chapter 11 Plan of Reorganization, as confirmed

2.2	Order Confirming Second Amended Chapter 11 Plan of Reorganization entered December 14, 2009

99.1	Monthly Operating Report for the period ending October 31, 2009, dated November 20, 2009*

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.